COASTAL CARIBBEAN OILS & MINERALS, LTD.

FORM 10-Q

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Coastal Caribbean Oils & Minerals, Ltd. (the "Company") on FORM 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phillip W. Ware, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 24, 2009	By /s/ Phillip W. Ware
Phillip W. Ware
Principal Executive Officer,
President and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to Coastal Caribbean Oils & Minerals, Ltd. and will be retained by Coastal Caribbean Oils & Minerals, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.